EXHIBIT 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Cao, the Chief Executive Officer, and John Wilkes, the Chief Financial Officer of Hemcare Health Services, Inc. hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the report on Form 10-K of Hemcare Health Services Inc., for the annual period ended December 31, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Hemcare Health Services Inc.

/s/ James Cao	/s/ John Wilkes
James Cao	John Wilkes
President and Chief Executive Officer	Chief Financial Officer, Secretary and Treasurer
(Principal Executive Officer)	(Principal Financial Officer)

April 14, 2015	April 14, 2015